STERLING BANCORP (FKA PROVIDENT NEW YORK BANCORP)
                ID: 80-0091851
                400 Rella Boulevard
                Montebello, NY 10901

Restricted Stock Award Notice and Award (NEO)

_______________________________________            Award Number:     _________
Name of Award Holder                        Plan:         2015

        ______
Address                    City            State                Zip

Effective __________ (“Award Date”), you have been granted a Restricted Stock Award of ______ shares of STERLING BANCORP (FKA PROVIDENT NEW YORK BANCORP) (the “Company”) Common Stock. These shares are restricted until the vesting date(s) shown below.

The award will vest in increments on the date(s) shown.

Shares	Vesting Date

By your signature and the Company’s signature below, you and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and this Award Notice (including Exhibit A), all of which are attached and made a part of this document.

STERLING BANCORP (FKA PROVIDENT NEW YORK BANCORP)

________________________________________________        _____________________________
Print Name:                            Date:
Title:

HOLDER:

________________________________________________        _____________________________
Print Name:                            Date:

EXHIBIT A

Sterling Bancorp
2015 Omnibus Equity and Incentive Plan
Restricted Stock Award Notice and Award Agreement

General Terms and Conditions

Section 1.    General Terms.

    (a)    Size and Type of Award. The shares of Common Stock (the “Shares”) of Sterling Bancorp (the “Company”) covered by this Award (the “Awarded Shares”) are listed on the Restricted Stock Award Notice and Award Agreement (the “Award Notice”), and is subject to all of the terms and conditions of the Sterling Bancorp 2015 Omnibus Equity and Incentive Plan (the “Plan”).

    (b)     Tax Election; Holding of Awarded Shares. A certificate evidencing the Awarded Shares will be issued to you and will include a restrictive legend incorporating the terms and conditions of this Award Notice, which will include a one-year holding requirement once the award has fully vested, except for any shares sold in accordance with Section 6 to cover the amount of taxes required to be withheld with respect to such Shares. If permitted by the Compensation Committee, you may elect to be taxed on shares immediately upon their transfer to you instead of later when they vest. If you make this election, you will be required to include in ordinary income, for the taxable year in which the transfer of certificates occurs, an amount equal to the fair market value of the shares on the transfer date. The Company may be allowed to claim a tax deduction, for compensation expense, in a like amount. You make this election by filing a statement of election containing specified items of information with the Internal Revenue Service within thirty (30) days after the date of transfer of the shares to you. You must give a copy of the statement you file to the Company. If you make this election, the vesting of your awards will not subject you to further income tax.

    (c)     Employment. Your employment with the Company, Sterling National Bank and/or any of their subsidiaries constitutes adequate consideration for the issuance of the Awarded Shares to you having a value at least equal to the par value of the Awarded Shares, but the vesting conditions described below will nevertheless determine your right to acquire unrestricted ownership of the Awarded Shares.

    (d)    Confidentiality and Non-Solicitation Agreement. This Award, including the vesting and issuance of the Awarded Shares, is conditioned upon the execution and delivery of the standard Confidentiality and Non-Solicitation Agreement required by the Company, Sterling National Bank and/or any of their subsidiaries, as applicable (the “Non-Solicitation Agreement”), on or prior to the date of this Award and such Non-Solicitation Agreement remaining in full effect during the entire term of this Award. In the event you fail to execute and deliver the Non-Solicitation Agreement on or prior to the date of this Award or revoke or violate such Non-Solicitation Agreement at any time during the term of this Award, you will forfeit all Awarded Shares. For the avoidance of doubt, a new Non-Solicitation Agreement does not need to be executed with each equity award; rather, you need only have a single executed Non-Solicitation Agreement in effect and on file with the Company, Sterling National Bank and/or any of their subsidiaries, as applicable.

Section 2.     Vesting.
(a)    Vesting Dates. The vesting dates (the “Vesting Dates”) for your Awarded Shares are specified on this Award Notice. On each Vesting Date, you will obtain unrestricted ownership of the Awarded Shares that vest on that Vesting Date, subject to a one-year holding requirement.

    (b)    Vesting Conditions. There are conditions you must satisfy before your Restricted Stock Award will vest. If you receive your Restricted Stock Award for services as an officer or employee, you must, except as otherwise provided herein, remain in continuous service from the effective date shown on this Award Notice through the relevant Vesting Date.

    (c)    Forfeitures. Except as otherwise provided herein, if you terminate service with the Company, Sterling National Bank and/or any of their subsidiaries prior to a Vesting Date, you will forfeit any Awarded Shares that are scheduled to vest on or after that date. To the extent that any Awarded Shares have vested prior to your termination of service with the Company, the one-year holding requirement will continue to apply. When you forfeit Awarded Shares, all of your interest in the Awarded Shares will be canceled and any stock certificate or other evidence of ownership must be returned to the Compensation Committee or to the Company. You agree to take any action and execute and deliver any document that the Company requests to effect the return of your unvested Awarded Shares. In the event you do not cooperate with the Company in this regard, you hereby appoint and designate the Company as your attorney-in-fact for the purpose of taking any action and signing any document, in your name, which the Company determines is necessary to enforce the forfeiture.

    (d)     Change in Control. All of the Awarded Shares shall immediately vest in full and all other restrictions placed on the Awarded Shares shall be removed (and no one-year holding requirement will apply) if both (1) a Change in Control occurs, and (2) at any time after the Change in Control and during the twenty-four (24) month period ending on the second anniversary of the Change in Control, your service with the Company, Sterling National Bank and/or any of their subsidiaries is terminated without Cause or for Good Reason.

    (e)    Death or Disability. If your service with the Company, Sterling National Bank, and/or any of their subsidiaries ends due to death or disability before the all of the Awarded Shares vest or expiration of the one-year holding requirement, the vesting of such Awarded Shares will be accelerated to such date of termination of service (and no one-year holding requirement will apply) and without any further action on your part. You may designate a beneficiary to receive any Awarded Shares that vest upon your death using the Beneficiary Designation attached as Appendix A.

    (f) Termination without Cause, Termination for Good Reason and Retirement. If the Company, Sterling National Bank and/or any of their subsidiaries terminates your employment without Cause or you terminate your employment with Good Reason or due to Retirement, you will forfeit any Awarded Shares that are scheduled to vest on or after that date in accordance with Section 2(c) above. To the extent that any of your Awarded Shares have vested prior to your Retirement date, the one-year holding requirement will continue to apply.

    (g)    Definition of Service. For purposes of determining the vesting of your Awarded Shares, you will be deemed to be in the service of the Company, Sterling National Bank and/or any of their subsidiaries for so long as you serve in any capacity as an employee, officer, non-employee director or consultant of the Company, Sterling National Bank and/or any of their subsidiaries.

    (h)    Application of Clawback Policy. Notwithstanding anything in the this Award Notice to the contrary, the Awarded Shares and any related dividends shall be subject to adjustment and/or recovery, in whole or in part, following the date on which they become vested and payable if and to the extent (i) required by any applicable law, rule or regulation or (ii) provided under the terms of any clawback policy or other policy of similar import adopted by the Company and in effect on the date the Awarded Shares or dividends, as applicable, become vested and payable.
Section 3.    Dividends. Any dividends declared by the Company with a record date that is after the effective date specified in this Award Notice will be paid in the same manner as for other shareholders.
Section 4.     Voting and Tender Rights. You will have the right to vote, or direct the voting of, Awarded Shares.
Section 5.    No Right to Continued Service. Nothing in this Award Notice, or any action of the Board or Compensation Committee with respect to this Award Notice, shall be held or construed to confer upon you any right to a continuation of service by the Company, Sterling National Bank or any of their subsidiaries. You may be dismissed or otherwise dealt with as though this Award Notice had not been entered into.

Section 6.    Taxes. Where any person is entitled to receive Shares pursuant to the Restricted Stock Award granted hereunder, the Company shall have the right to require such person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

Section 7.    Notices. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

If to the Recipient, to the Recipient's address as shown in the Company's records.

If to the Compensation Committee:

Sterling Bancorp
c/o Sterling National Bank
400 Rella Blvd.
Montebello, New York
Attention: Compensation Committee and Corporate Secretary

Section 8.    Restrictions on Transfer. The Restricted Stock Award granted hereunder shall not be subject in any manner to anticipation, alienation or assignment, nor shall such award be liable for, or subject to, debts, contracts, liabilities, engagements or torts, nor shall it be transferable by the Recipient other than by will or by the laws of descent and distribution or as otherwise permitted by the Plan. To name a beneficiary, complete the attached Appendix A and file it with the Corporate Secretary of the Company.

Section 9.    Successors and Assigns. This Award Notice shall inure to the benefit of and shall be binding upon the Company and the Recipient and their respective heirs, successors and assigns.

Section 10.    Construction of Language. Whenever appropriate in this Award Notice, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a section shall be a reference to a section of this Award Notice, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings assigned to them under the Plan.

Section 11.    Governing Law. This Award Notice shall be construed, administered and enforced according to the laws of the State of New York without giving effect to the conflict of law principles thereof, except to the extent that such laws are preempted by federal law. The federal and state courts having jurisdiction in Rockland County, New York shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Award granted under this Award Notice, the Recipient, and any other person claiming any rights under this Award Notice, agrees to submit himself or herself, and any such legal action as he or she shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 12.    Amendment. This Award Notice may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and the Recipient. This Award Notice amends and supersedes any Award Notice bearing the same effective date.

Section 13.    Plan Provisions Control. This Award Notice and the rights and obligations created hereunder shall be subject to all of the terms and conditions of the Plan that would apply if this Award Notice were being made under the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Award Notice, the terms of the Plan, which are incorporated herein by reference, shall control. By signing this Award Notice, the Recipient acknowledges receipt of a copy of the Plan. The Recipient acknowledges that he or she may not and will not rely on any statement of account or other communication or document issued in connection with the Award other than the Plan, this Award Notice, or any document signed by an authorized representative of the Company that is designated as an amendment of the Plan or this Award Notice.

Appendix A to Restricted Stock Award Notice and Award Agreement
Beneficiary Designation Form - Restricted Stock

GENERAL INFORMATION		Use this form to designate the Beneficiary(ies) who may receive Restricted Stock Awards that become vested at your death.
Name of Person Making Designation		Social Security Number ______—_____—__________

BENEFICIARY DESIGNATION
Complete sections A and B. If no percentage shares are specified, each Beneficiary in the same class (primary or contingent) shall have an equal share. If any designated Beneficiary predeceases you, the shares of each remaining Beneficiary in the same class (primary or contingent) shall be increased proportionately.

A PRIMARY BENEFICIARY(IES). I hereby designate the following person as my primary Beneficiary under the Plan, reserving the right to change or revoke this designation at any time prior to my death:
Name		Address	Relationship	Birthdate	Share
%
%
% Total = 100%
B CONTINGENT BENEFICIARY(IES). I hereby designate the following person(s) as my contingent Beneficiary(ies) under the Plan to receive benefits only if all of my primary Beneficiaries should predecease me, reserving the right to change or revoke this designation at any time prior to my death as to all outstanding Restricted Stock Awards:

Name		Address	Relationship	Birthdate	Share
%
%
% Total = 100%
S I G N	H E R E
I understand that this Beneficiary Designation shall be effective only if properly completed and received by the Corporate Secretary of Sterling Bancorp prior to my death, and that it is subject to all of the terms and conditions of the Plan. I also understand that an effective Beneficiary designation revokes my prior designation(s) with respect to all outstanding Restricted Stock Awards.

            Your Signature                            Date

---------------------------------------------------- Internal Use Only ------------------------------------------------------------

This Beneficiary Designation was received by the Corporate Secretary of Sterling Bancorp on the date indicated. By Authorized Signature Date	Comments

010-8094-1409/10/AMERICAS